UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2019

THESTREET, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-25779 (Commission File Number)	06-1515824 (IRS Employer Identification No.)

14 WALL STREET, 15TH FLOOR

NEW YORK, NEW YORK 10005

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 321-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TST	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Overview

On June 11, 2019, TheStreet, Inc., a Delaware corporation (“TheStreet”), TheMaven, Inc., a Delaware corporation (“Parent”), and TST Acquisition Co., Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the merger of Merger Sub with and into TheStreet (the “Merger”), with TheStreet surviving the Merger as a wholly owned subsidiary of Parent.

Merger

At the time of effectiveness of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of TheStreet (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares, if any, held by TheStreet, Parent or Merger Sub and shares with respect to which appraisal rights have been properly exercised in accordance with the General Corporation Law of the State of Delaware), after giving effect to the Distribution or the Recapitalization described below, as the case may be, will automatically be cancelled and converted into the right to receive, (i) an amount in cash equal to $3.09183364 per share of Company Common Stock and (ii) one contractual contingent value right per share of Company Common Stock (each, a “CVR”) (collectively, the “Merger Consideration”).

Distribution/Recapitalization

Immediately prior to the Effective Time, TheStreet will distribute all of its cash on hand, less certain liabilities and expenses relating to TheStreet’s prior sales of its RateWatch and its institutional business units (collectively, the “Prior Transactions”) and the Merger Agreement and the related transactions described in this Item 1.01, either in the form of a cash distribution declared by the Board of Directors of TheStreet and paid to holders of Company Common Stock (the “Distribution”) or a recapitalization via an amendment to TheStreet’s certificate of incorporation pursuant to which each outstanding share of Company Common Stock would be converted into cash and a fraction of a share of Company Common Stock (the “Recapitalization”). Currently, TheStreet’s management estimates that the amount of cash TheStreet will be able to distribute in the Distribution or the Recapitalization, as the case may be, will range from approximately $2.44 per share of Company Common Stock to approximately $2.61 per share of Company Common Stock. This estimate reflects management’s estimate of cash to be held by TheStreet assuming that the Distribution or the Recapitalization, as the case may be, is effectuated on or about July 31, 2019. The actual amount to be distributed will be affected by TheStreet’s operating results, transaction expenses, the actual timing of the Distribution or the Recapitalization, as the case may be, and other factors. The effectiveness of the Merger is conditioned upon effectuation of the Distribution or the Recapitalization, as the case may be.

CVRs

Each CVR will entitle the holder thereof to receive a pro rata portion of the funds escrowed in connection with the Prior Transactions when they are released from the relevant escrows, which are currently scheduled to be released after August 20, 2019, and January 31, 2020, respectively. The terms and conditions of the CVRs will be set forth in a contingent value rights agreement to be entered into prior to the closing of the Merger among TheStreet, Parent and a rights agent (the “CVR Agreement”). Currently, TheStreet’s management estimates that the total amounts that will be released from such escrows will range from approximately $0.66 per share of Company Common Stock to approximately $0.77 per share of Company Common Stock. There can be no assurance that these escrows will be released in full or at all since the purchasers in the Prior Transactions have certain indemnification rights under their agreements with TheStreet which may be satisfied through their receipt of all or portions of such escrows. Under the Merger Agreement, the Board of Directors of TheStreet has the discretion to determine to distribute the CVRs to stockholders as part of the Distribution or the Recapitalization, as the case may be, in lieu of including the CVRs in the Merger Consideration.

The CVRs will not represent any equity or ownership interest in the TheStreet, Parent or any affiliate thereof (or any other person) and will not be represented by any certificates or other instruments. The CVRs will not have any voting or dividend rights and no interest will accrue on any amounts payable on the CVRs to any holder thereof. The CVRs may not be sold, assigned, transferred, pledged or encumbered in any manner, other than transfers by will or intestacy, by inter vivos or testamentary trust where the CVR is to be passed to the beneficiaries upon the death of the trustee, pursuant to a court order, by operation of law, or in connection with the dissolution, liquidation or termination of a corporation or other entity which is the holder thereof. The CVRs will not be registered under the Securities Act of 1933, as amended.

Options

At the Effective Time, each option granted by TheStreet to purchase shares of Common Stock under its 2007 Performance Incentive Plan, as amended and restated, which is outstanding and unexercised immediately prior to the Effective Time will be cancelled without consideration.

Escrow of Cash Portion of Merger Consideration

While the Merger is not conditioned on Parent or any other party obtaining financing, Parent has deposited the aggregate cash portion of the Merger Consideration (equal to $16.5 million) with an escrow agent pursuant to an Escrow Agreement, dated as of June 11, 2019 (the “Escrow Agreement”), among TheStreet, Parent and Citibank, N.A., as escrow agent. Pursuant to the Escrow Agreement, such cash portion of the Merger Consideration will be paid automatically to a paying agent immediately after the Effective Time, which paying agent shall be responsible for paying such cash portion of the Merger Consideration to the former stockholders of TheStreet. TheStreet is entitled to seek specific performance against Parent in order to enforce Parent’s obligations under the Merger Agreement, including payment of such cash portion of the Merger Consideration.

In the Merger Agreement, Parent has represented to TheStreet that, at the Effective Time, Parent will have sufficient funds available to (a) pay all costs, fees and expenses related to the Merger Agreement and the transactions contemplated thereby and (b) to satisfy the working capital needs and other general corporate requirements of Parent and TheStreet following the Merger.

Board Recommendation

The Board of Directors of TheStreet has approved the Merger Agreement and resolved to recommend the adoption of the Merger Agreement by TheStreet’s stockholders, who will be asked to vote on the adoption of the Merger Agreement at a special stockholders meeting (the “Merger Proposal”).

Other Terms of the Merger Agreement

TheStreet has made customary representations and warranties to Parent in the Merger Agreement and has agreed to customary covenants, including covenants regarding the operation of TheStreet’s business prior to the completion of the Merger. In addition, TheStreet has agreed to covenants prohibiting it and its representatives from soliciting, providing information or entering into discussions concerning competing proposals to the Merger, except in limited circumstances relating to bona fide, unsolicited proposals received by TheStreet in writing before the receipt of stockholder approval of the Merger Proposal where the Board of Directors of TheStreet determines in good faith, after consultation with TheStreet’s outside legal and financial advisors, that any such proposal constitutes or could reasonably be expected to result in, after taking such action with respect to such proposal, a “Superior Proposal” (as such term is defined in the Merger Agreement) and that the failure to take such action with respect to such proposal would likely be a violation of the directors’ fiduciary duties under applicable law.

Except as permitted under the terms of the Merger Agreement, the Board of Directors of TheStreet may not withdraw, change, qualify or modify, or publicly propose to withdraw, change, qualify or modify, in a manner adverse to Parent, TheStreet’s recommendation that its stockholders adopt the Merger Agreement (an “Adverse Recommendation Change”). However, the Merger Agreement provides that, at any time prior to the receipt of stockholder approval of the Merger Proposal, but not after, if the Board of Directors has concluded in good faith after consultation with TheStreet’s outside legal and financial advisors that the failure of the Board of Directors to effect an Adverse Recommendation Change may be inconsistent with the directors’ fiduciary duties to TheStreet’s stockholders under applicable law, then the Board of Directors may effect an Adverse Recommendation Change, provided that, subject to limited exceptions, TheStreet provides advance written notice to Parent and offers to negotiate in good faith with Parent any adjustments to the terms and conditions of the Merger Agreement proposed by Parent before the Board of Directors takes such action and the Board of Directors resolves that, after taking into account any such adjustments proposed by Parent, the competing proposal remains a Superior Proposal.

The consummation of the Merger is subject to certain conditions, including (i) adoption of the Merger Agreement by TheStreet’s stockholders, (ii) the Distribution shall have occurred or the Recapitalization shall have been effectuated, as the case may be, (iii) the absence of any law, governmental order or pending action of any governmental authority preventing or seeking to prevent the consummation of the Merger, (iv) subject to certain materiality exceptions, the accuracy of the representations and warranties of each of the parties to the Merger Agreement, (v) the compliance in all material respects by the parties with the covenants contained in the Merger Agreement, (vi) the absence of a material adverse effect on TheStreet and (vii) certain other customary closing conditions.

The Merger Agreement contains certain termination rights in favor of TheStreet, on the one hand, and Parent, on the other hand, including each party’s right to terminate the Merger Agreement if, among other things, (i) approval of the Merger Proposal is not obtained from TheStreet’s stockholders or (ii) the Merger has not been consummated by October 31, 2019, so long as the terminating party’s willful breach of the Merger Agreement was not the primary reason for the closing of the Merger not occurring on or before such date.

In addition, the Merger Agreement provides that the Merger Agreement may be terminated by TheStreet to enter into a definitive agreement with respect to a Superior Proposal, provided that TheStreet complies with certain notice and other requirements set forth in the Merger Agreement. In such event, TheStreet may be required to pay to Parent a cash termination fee equal to $330,000. TheStreet may also be required to pay a termination fee if the Merger Agreement is terminated under certain circumstances when the TheStreet receives or has received a “Competing Proposal” (as such term is defined in the Merger Agreement) from a third party after the date of the Merger Agreement, which Competing Proposal becomes publicly known, and, within twelve months of the termination of the Merger Agreement, TheStreet enters into, agrees to or consummates a transaction regarding such Competing Proposal or any Competing Proposal.

The Merger Agreement has been provided pursuant to applicable rules and regulations of the SEC in order to provide investors and stockholders with information regarding its terms; however, it is not intended to provide any other factual information about TheStreet or Parent, their respective subsidiaries and affiliates, or any other party. In particular, the representations, warranties and covenants contained in the Merger Agreement have been made only for the purpose of the Merger Agreement and, as such, are intended solely for the benefit of the parties to the Merger Agreement. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain disclosures exchanged by the parties in connection with the execution of the Merger Agreement. Furthermore, many of the representations and warranties in the Merger Agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about TheStreet, Parent, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in these representations and warranties may not correspond to concepts of materiality applicable to investors or stockholders. In addition, such representations and warranties will not survive consummation of the Merger and were made only as of the date of the Merger Agreement or such other date specified in the Merger Agreement. Finally, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement and these changes may not be fully reflected in TheStreet’s public disclosures.

AS A RESULT OF THE FOREGOING, INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED NOT TO RELY ON THE REPRESENTATIONS, WARRANTIES AND COVENANTS CONTAINED IN THE MERGER AGREEMENT, OR ON ANY DESCRIPTIONS THEREOF, AS ACCURATE CHARACTERIZATIONS OF THE STATE OF FACTS OR CONDITION OF THESTREET OR ANY OTHER PARTY.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is subject to, and qualified in its entirety by, the full text of the Merger Agreement, including the form of CVR Agreement attached thereto as Exhibit A, and the Escrow Agreement, copies of which are attached hereto as Exhibit 2.1 and Exhibit 10.1, respectively, and the terms of which are incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, including, without limitation, statements regarding the anticipated timing of the Merger, the possibility of obtaining stockholder approval of the Merger Proposal or other approvals or consents for the Merger and the anticipated timing and ability of stockholders to receive cash payments pursuant to the Distribution or the Recapitalization, as the case may be, or the CVRs. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of TheStreet and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and TheStreet undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law. These forward-looking statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For example, risks and uncertainties that could affect the forward-looking statements set forth in this Current Report on Form 8-K include: potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger; unexpected costs, charges or expenses relating to or resulting from the Merger; litigation or adverse judgments relating to the Merger; risks relating to the completion of the proposed Merger, including the risk that the required stockholder vote might not be obtained in a timely manner or at all, or other conditions to the completion of the Merger not being satisfied; any difficulties associated with requests or directions from governmental authorities resulting from their review of the Merger; any changes in general economic or industry-specific conditions; and factors generally affecting the business, operations, and financial condition of TheStreet, including the information contained in TheStreet’s Annual Report on Form 10-K for the year ended December 31, 2018, including the amendments thereto, subsequent Quarterly Reports on Form 10-Q, including the Transition Report on Form 10-QT for the period January 1, 2019, to March 31, 2019, filed with the SEC on May 15, 2019, and other reports and filings with the SEC.

Additional Information and Where to Find It

TheStreet intends to file with the SEC and furnish to its stockholders a proxy statement in connection with, among other things, the Merger. INVESTORS AND STOCKHOLDERS OF THESTREET ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THESTREET AND THE PROPOSED MERGER. This filing does not constitute a solicitation of any vote or approval. The proxy statement and other relevant materials (when they become available), and any other documents filed by TheStreet with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by TheStreet by directing such requests to TheStreet, Inc., 14 Wall Street, 15th Floor, New York, New York 10005, Attention: Investor Relations, Telephone: (212) 321-5000.

Participants in the Solicitation

TheStreet and its directors and executive officers may, under SEC rules, be deemed to be participants in the solicitation of proxies from TheStreet’s stockholders in connection with the proposed Merger. Information regarding TheStreet’s directors and executive officers is contained in TheStreet’s Annual Report on Form 10-K filed with the SEC on March 15, 2019, as amended on March 21, 2019, and April 30, 2019. To the extent that holdings of the TheStreet’s securities by its directors and executive officers have changed since the amounts shown in TheStreet’s Annual Report, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 or Form 5 filed with the SEC. Additional information regarding the participants in the solicitation of proxies in respect of the proposed Merger and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement when it becomes available.

Item 1.02	Termination of a Material Definitive Agreement.

James Cramer Employment Agreement

In accordance with Section 4(d) the Employment Agreement between James Cramer and the TheStreet dated November 8, 2017 (the “Cramer Employment Agreement”), TheStreet provided a “Potential Transaction Notice” (as defined in the Cramer Employment Agreement) to Mr. Cramer on June 9, 2019, with respect to the potential acquisition of TheStreet by Parent on the terms described in Item 1.01 above. On June 11, 2019, Mr. Cramer responded to the Potential Transaction Notice, informing TheStreet of his intention to terminate the Cramer Employment Agreement within thirty (30) days of the consummation of the Merger. The continued employment of Mr. Cramer is not a closing condition to the Merger.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Letter Agreements with Chief Executive Officer and Chief Financial Officer and President and Chief Operating Officer

In connection with the consummation of the Merger, on June 10, 2019, the Compensation Committee of the Board of Directors approved a side letter agreement with Eric Lundberg, TheStreet’s Chief Executive Officer and Chief Financial Officer, and a side letter agreement with Margaret de Luna, TheStreet’s President and Chief Operating Officer, pursuant to which each executive officer will agree to not resign under any circumstance in the three-month period (the “Commitment Period”) immediately following the closing of the Merger in consideration for certain benefits that are conditioned upon the closing of the Merger.

Mr. Lundberg’s benefits include, among other things, (i) an increase in the amount of the cash award that is payable to Mr. Lundberg upon the consummation of the Merger, pursuant to his cash award letter dated February 14, 2019, from $100,000 to $200,000; (ii) the payout of two of the three cash awards that are provided for in the letter agreement between Mr. Lundberg and TheStreet dated December 5, 2018 (the “December Letter”) upon the closing of the Merger rather than as originally scheduled; (iii) the ability to elect to place one of the three cash awards that is provided for in the December Letter in a Rabbi Trust, which will be paid on the original payment date; and (iv) the payment of an additional pro-rata fiscal 2019 annual bonus if he is employed through the Commitment Period equal to $56,250, which may be adjusted if the Commitment Period is extended for Mr. Lundberg.

Ms. de Luna’s benefits include, among other things, (i) the payout of her 12 months of cash severance benefits that are provided for in the Transaction Severance Agreement between Ms. de Luna and TheStreet dated May 18, 2018 (the “Transaction Agreement”) upon the closing of the Merger; (ii) becoming entitled to the COBRA benefits that are provided for in her Transaction Agreement upon a termination of employment for any reason following the closing of the Merger; and (iii) the payment of an additional pro-rata fiscal 2019 annual bonus for the Commitment Period equal to $45,000, which may be adjusted if the Commitment Period is extended for Ms. de Luna.

Item 7.01	Regulation FD Disclosure.

On June 12, 2019, TheStreet issued a press release announcing the execution of the Merger Agreement. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 11, 2019, by and among TheStreet, Inc., TheMaven,Inc. and TST Acquisition Co., Inc., a Delaware corporation and wholly owned subsidiary of TheMaven,Inc. *
10.1	Escrow Agreement, dated as of June 11, 2019, by and among TheStreet, Inc., TheMaven, Inc. and Citibank, N.A. *

99.1	Press release, dated June 12, 2019.

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) and Item 601(b)(2) of Regulation S-K, as applicable. TheStreet agrees to furnish a supplemental copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2019

THESTREET, INC.

By:	/s/ Eric Lundberg
Name:	Eric Lundberg
Title:	Chief Executive Officer and Chief Financial Officer